Exhibit 10.2
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED FIXED PRICE TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF TRAIN 4 OF THE RIO GRANDE NATURAL GAS LIQUEFACTION FACILITY
This Amendment No. 1 to the Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 4 of the Rio Grande Natural Gas Liquefaction Facility (this “Amendment”) is made and executed as of the 19th day of August 2025 (the “Amendment Effective Date”), by and between Rio Grande LNG Train 4, LLC, a limited liability company organized under the laws of Delaware (“Owner”), and Bechtel Energy Inc., a corporation organized under the laws of Delaware (“Contractor”), each sometimes referred to individually herein as a “Party” and collectively as the “Parties.”
RECITALS
Whereas, Owner and Contractor entered into that certain Amended and Restated Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 4 of the Rio Grande Natural Gas Liquefaction Facility dated June 7, 2025 (the “Agreement”).
Whereas, Owner and Contractor wish to amend certain provisions of the Agreement on the terms set forth herein to correct the reference to Owner’s jurisdiction of formation.
AMENDMENT
Now, Therefore, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Agreement.
2.Amendments:
a.The preamble to the Agreement is hereby amended by deleting the phrase “Rio Grande LNG Train 4, LLC, a limited liability company organized under the laws of Texas” and inserting the phrase “Rio Grande LNG Train 4, LLC, a limited liability company organized under the laws of Delaware” in its place.
b.Section 15.1A to the Agreement is hereby amended by deleting the word “Texas” and inserting the word “Delaware” in its place.
3.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law).
4.Counterparts. This Amendment may be signed in any number of counterparts and each counterpart (when combined with all other counterparts) shall represent a fully executed original as if one copy had been signed by each of the Parties. Electronic signatures shall be deemed as effective as original signatures.

Exhibit 10.2

5.No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect and are ratified and confirmed by Owner and Contractor in all respects as of the Amendment Effective Date.
6.Miscellaneous Provisions. The terms of this Amendment are hereby incorporated by reference into the Agreement. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. The recitals set forth in the recitals above are incorporated herein by this reference. Captions and headings throughout this Amendment are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.
IN WITNESS WHEREOF, Owner and Contractor have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Contractor:
BECHTEL ENERGY INC.

Owner:
RIO GRANDE LNG TRAIN 4, LLC

By: /s/ Bhupesh Thakkar    By: /s/ Matt Schatzman
Printed Name: Bhupesh Thakkar    Printed Name: Matt Schatzman

Title: Senior Vice President and General Manager, LNG Business Line

Title: President and Chief Executive Officer